UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2010

UNITED NATURAL FOODS, INC.
(Exact Name of Registrant as Specified in Charter)
Delaware	000-21531	05-0376157
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
313 Iron Horse Way, Providence, RI 02908
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:   (401) 528-8634

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 10, 2010, United Natural Foods, Inc., a Delaware corporation (the “Company”), along with its wholly owned subsidiary, UNFI Canada, Inc., a Canadian corporation (“UNFI Canada”),  entered into an Asset Purchase Agreement (the “Agreement”) with SunOpta Inc., a Canadian corporation (“SunOpta”), and its wholly owned subsidiary, Drive Organics Corp., a corporation existing under the laws of the Province of British Columbia (“Drive Organics”), pursuant to which UNFI Canada has agreed to purchase substantially all of the assets of the Canadian food distribution business of SunOpta’s Distribution Group business, together with substantially all of the assets of Drive Organics, but excluding SunOpta’s Natural Health Products Business (as defined in the Agreement) (collectively, the “Business”), for a purchase price of approximately CDN $68 million in cash, subject to certain post-closing adjustments described in the Agreement, and the Company’s agreement to assume certain liabilities associated with the Business (the “Transaction”). The closing of the Transaction under the Agreement is subject to customary closing conditions, including those described below, and is expected to occur in early June 2010.

The closing of the Transaction is conditional upon, among other things, customary closing conditions, including: (1) the accuracy of the representations and warranties of each party as of the closing, (2) the performance in all material respects by the parties of their respective covenants, agreements and obligations under the Agreement, and (3) in the case of the Company and UNFI Canada: (i) the absence of any change or event which has had, since May 10, 2010, a Material Adverse Effect (as defined in the Agreement) with respect to the Business, (ii) satisfactory completion of the Company’s due diligence investigation related to the Business, and (iii) receipt of all consents necessary to consummate the Transaction.

The Agreement also contains customary representations, warranties and covenants, including: (1) that prior to the closing, subject to certain exceptions, SunOpta and Drive Organics will conduct the Business only in the ordinary course of business and consistent with past practice and (2) that each of the parties will use its best efforts to ensure that the closing conditions are satisfied prior to closing. SunOpta has also agreed that it will not initiate or solicit any proposals or offers to purchase the Business or engage in negotiations with respect thereto.  At the closing, the parties will enter into certain covenants not to compete with each other with respect to the Business and the Natural Health Products Business, as further described in the Agreement. Under the Agreement, UNFI Canada will offer employment to all active employees of the Business as of the closing date.

The foregoing is a summary of the Agreement and does no purport to include all of the terms of the Agreement.  The summary of the Agreement is subject to, and qualified in its entirety by, the full text of the Agreement attached hereto as exhibit 2.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated as of May 10, 2010, by and among United Natural Foods, Inc., UNFI Canada, Inc., SunOpta Inc., and Drive Organics Corp.*

*
Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby agrees to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED NATURAL FOODS, INC.

	By:	/s/ Mark E. Shamber
	Name:	Mark E. Shamber
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

Date: May 11, 2010

EXHIBIT INDEX

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated as of May 10, 2010, by and among United Natural Foods, Inc., UNFI Canada, Inc., SunOpta Inc., and Drive Organics Corp.*

*
Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby agrees to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.